Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the board of directors
ICOA, Inc.


We hereby consent to the use in the Definitive Proxy Statement (Amendment No.3) of ICOA, Inc. of our report dated March 29, 2004, on the consolidated financial statements of ICOA, Inc. as of December 31, 2003 and for the year in the period then ended which appear in such Definitive Proxy Statement. We also consent to the reference of our firm under the caption "Experts" contained in such Registration Statement.



/S/ SHERB & CO., LLP
New York, New York

January 12, 2005